Blackstone Mortgage Trust Reports Third-Quarter 2025 Results

New York, October 29, 2025 -- Blackstone Mortgage Trust, Inc. (NYSE: BXMT) today reported its third-quarter 2025 results. The net income attributable to Blackstone Mortgage Trust for the quarter was $63.4 million. Third quarter EPS, Distributable EPS, Distributable EPS prior to charge-offs, and dividends paid per basic share were $0.37, $0.24, $0.48, and $0.47, respectively.

Katie Keenan, Chief Executive Officer, said, “BXMT’s third quarter results underscore the continued forward momentum across all aspects of our business, including earnings power, investment activity, credit performance, and balance sheet optimization. Our scaled platform with over 160 real estate debt professionals provides differentiated access to a range of compelling investments across the world, driving strong returns for our shareholders.”

Blackstone Mortgage Trust issued a full presentation of its third-quarter 2025 results, which can be viewed at www.bxmt.com. An updated investor presentation may also be viewed on the website.

Quarterly Investor Call Details
Blackstone Mortgage Trust will host a conference call today at 9:00 a.m. ET to discuss results. To register for the webcast, please use the following link: https://event.webcasts.com/starthere.jsp?ei=1735594&tp_key=ec7b6b8798. For those unable to listen to the live broadcast, a recorded replay will be available on the company's website at www.bxmt.com beginning approximately two hours after the event.

About Blackstone Mortgage Trust
Blackstone Mortgage Trust (NYSE: BXMT) is a real estate finance company that originates, acquires and manages senior loans and other debt or credit-oriented investments collateralized by or relating to commercial real estate in North America, Europe, and Australia. Our investment objective is to preserve and protect shareholder capital while producing attractive risk-adjusted returns primarily through dividends generated from current income. Our portfolio is composed primarily of loans secured by high-quality, institutional assets in major markets, sponsored by experienced, well-capitalized real estate investment owners and operators. These loans are financed in a variety of ways, depending on our view of the most prudent strategy available for each of our investments. We are externally managed by BXMT Advisors L.L.C., a subsidiary of Blackstone. Further information is available at ww.bxmt.com.

About Blackstone
Blackstone is the world’s largest alternative asset manager. Blackstone seeks to deliver compelling returns for institutional and individual investors by strengthening the companies in which the firm invests. Blackstone’s over $1.2 trillion in assets under management include global investment strategies focused on real estate, private equity, credit, infrastructure, life sciences, growth equity, secondaries and hedge funds. Further information is available at www.blackstone.com. Follow @blackstone on LinkedIn, X (Twitter), and Instagram.

Blackstone Mortgage Trust, Inc.
345 Park Avenue
New York, New York 10154
T 212 655 0220

Forward-Looking Statements and Other Matters
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect BXMT’s current views with respect to, among other things, its operations and financial performance, its business plans and the impact of the current macroeconomic environment, including interest rate changes. You can identify these forward-looking statements by the use of words such as “outlook,” “objective,” “indicator,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. BXMT believes these factors include but are not limited to those described under the section entitled “Risk Factors” in its Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as such factors may be updated from time to time in its periodic filings with the Securities and Exchange Commission (“SEC”) which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the filings. BXMT assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events or circumstances.

We refer to “Distributable EPS” and “Distributable EPS prior to charge-offs,” which are non-GAAP financial measures, in this press release. A reconciliation to net income attributable to Blackstone Mortgage Trust, the most directly comparable GAAP measure, is included in our full detailed presentation of third-quarter 2025 results and is available on our website at www.bxmt.com.

Investor Relations
Blackstone
+1 (888) 756-8443
BlackstoneShareholderRelations@Blackstone.com

Public Affairs
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Blackstone Mortgage Trust, Inc.
345 Park Avenue
New York, New York 10154
T 212 655 0220